Exhibit 1

Transactions in Shares in the Past Sixty Days

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Share($)	Date of Purchase / Sale

THE LION FUND, L.P.

Purchase of Class A Common Stock[1]	197	1,049.29	11/18/2024
Purchase of Class A Common Stock[2]	151	1,045.10	11/19/2024
Purchase of Class A Common Stock	1	1,030.00	11/20/2024
Purchase of Class A Common Stock[3]	130	1,030.10	11/26/2024
Purchase of Class A Common Stock[4]	327	1,068.21	11/27/2024
Purchase of Class A Common Stock[5]	144	1,078.01	12/02/2024
Purchase of Class A Common Stock[6]	274	1,108.95	12/03/2024
Purchase of Class A Common Stock[7]	277	1,174.06	12/12/2024
Purchase of Class A Common Stock	17	1,160.00	12/13/2024
Purchase of Class A Common Stock[8]	114	1,186.32	12/16/2024
Purchase of Class A Common Stock[9]	682	1,250.34	12/17/2024

1 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1,025.00 to $1,060.00 per share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

2 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1,035.00 to $1,050.00 per share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

3 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1,010.00 to $1,043.00 per share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

4 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1,045.80 to $1,075.00 per share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

5 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1,074.00 to $1,085.00 per share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

6 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1,088.90 to $1,125.00 per share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

7 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1,169.80 to $1,175.00 per share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

8 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1,154.45 to $1,200.00 per share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

9 The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1,220.00 to $1,300.00 per share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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